Exhibit 10.10

              Jan B. Packwood 2005 Restricted Stock Award Agreement

                                  IDACORP, Inc.

                 2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

                              1/20/2005 - 4/15/2007

                        RESTRICTED STOCK AWARD AGREEMENT




                                January 20, 2005



Jan B. Packwood
1221 W. Idaho Street
Boise, Idaho  83702


In accordance with the terms of the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan (the "Plan"), pursuant to action of the Compensation Committee (the "Committee") of the Board of Directors, IDACORP, Inc. (the "Company") hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Restricted Stock Award Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of restricted shares of Company common stock (the "Restricted Stock"), as set forth below:

Date of Grant:                           January 20, 2005
Number of Shares of Restricted Stock:    16,000
Period of Restriction:                   Date of Grant through April 15, 2007
Performance Goal:                        N/A

Vesting Schedule:                        50% of the Shares of Restricted Stock
                                         subject to this Award shall vest on
                                         April 15, 2006 and the remaining Shares
                                         of Restricted Stock subject to this
                                         Award shall vest on April 15, 2007.

THESE SHARES OF RESTRICTED STOCK ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Restricted Stock Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with the Plan, the Plan will govern. The Participant hereby acknowledges receipt of a copy of this Restricted Stock Award Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.


IDACORP, Inc.


By:/s/  Jon H. Miller
   ------------------------


Agreed:
------

   /s/   Jan B. Packwood
   ------------------------

Attachment:  Annex A

                                     ANNEX A

                                       TO

                                  IDACORP, Inc.

                 2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

     It is understood and agreed that the Award of Restricted Stock evidenced by the Restricted Stock Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1.   Forfeiture and Transfer Restrictions.

     A. Forfeiture Restrictions. Except as provided otherwise in Section 2 of this Annex A, if the Participant's employment is terminated during the Period of Restriction, unvested Shares of Restricted Stock subject to this Award shall be forfeited as of the date of termination.

     B. Transfer Restrictions. Unvested shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Period of Restriction.

2. Termination of Employment. If the Participant's employment is terminated during the Period of Restriction due to the Participant's death or Disability, unvested Restricted Stock shall vest on the date of such termination of employment with respect to a prorated number of Shares of Restricted Stock determined by multiplying the total number of unvested Shares subject to this Award times a fraction, the numerator of which is the number of whole months having elapsed during the Period of Restriction as of the date of such termination of employment and the denominator of which is the total number of whole months in the Period of Restriction.

3. Vesting of Restricted Stock. Except as provided otherwise in Article 14 of the Plan and Sections 1 or 2 of this Annex A, the Restricted Stock shall vest in accordance with the Vesting Schedule set forth in the Restricted Stock Award Agreement. Any Shares that do not vest shall be forfeited.

4. Voting Rights, Dividends and Custody.

     The Participant shall be entitled to vote and receive regular cash dividends paid with respect to the Shares subject to this Award during the Period of Restriction; provided, however, that in no event shall the Participant vote or receive dividends paid with respect to any forfeited Shares on or after the date of forfeiture. The Shares subject to this Award shall be registered in the name of the Participant and held in the Company's custody during the Period of Restriction.

5. Tax Withholding. The Company may make such provisions as are necessary for the withholding of all applicable taxes on the Restricted Stock, in accordance with Article 16 of the Plan. With respect to the minimum statutory tax withholding required with respect to the Restricted Stock, the Participant may elect to satisfy such withholding requirement by having the Company withhold Shares from this Award.

6. Ratification of Actions. By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by IDACORP, Inc.

7. Notices. Any notice hereunder to IDACORP, Inc. shall be addressed to its office at 1221 West Idaho Street, Boise, Idaho 83702; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him at the address specified on the Restricted Stock Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

8. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.


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